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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2008
PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21287	95-3732595
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

2381 Rosecrans Avenue
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 536-0908
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

  Effective July 1, 2008, the Company and Mr. Roll entered into an amendment to his letter agreement dated June 12, 2008, which provides that (i) Mr. Roll will be nominated as a director of the Company for the 2008 annual meeting and for successive meetings provided that he continues to be President and Chief Executive Officer of the Company and (ii) in the event that Mr. Roll is no longer President and Chief Executive Officer of the Company, Mr. Roll agrees to immediately resign from his position as a director of the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit
Number	Description

10.1*	Amendment dated as of July 1, 2008 between the Company and Richard L. Roll.

*	Management contracts or compensatory plan or arrangement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: July 2, 2008	By:	/s/ Richard L. Roll
Richard L. Roll Chief Executive Officer and President

EXHIBIT INDEX

Exhibit
Number	Description

10.1*	Amendment dated as of July 1, 2008, between the Company and Richard L. Roll.

*	Management contracts or compensatory plan or arrangement.